Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series 9R (Connecticut, New Jersey, New York, Ohio and Texas Trusts):

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-44310 of our opinion dated February 2, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 6, 1996